UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

KULR TECHNOLOGY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KULR Technology Group, Inc.

555 Forge River Road, Suite 100, Webster, Texas 77598

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 17, 2026
12:00 P.M. EASTERN TIME

TO THE STOCKHOLDERS OF KULR TECHNOLOGY GROUP, INC.:

The annual meeting of stockholders (the “Annual Meeting”) of KULR Technology Group, Inc. (which we refer to as “KULR” or the “Company”) will be a completely virtual meeting of stockholders.

To participate please visit www.virtualshareholdermeeting.com/KULR2026 There will not be a physical location for the Annual Meeting.

At the Annual Meeting, the holders of the Company’s outstanding capital stock will act on the following matters:

1.	To elect three directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or their earlier death, resignation or removal;

2.	To ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers;

4.	To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

We also will transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

These matters are more fully described in the proxy statement accompanying this notice.

Only holders of the Company’s common stock and the Series A voting preferred stock, of record at the close of business on October 26, 2026 (“Record Date”), are entitled to notice of and to vote at the Annual Meeting. A proxy statement containing important information about the Annual Meeting and the matters being voted upon appears on the following pages.

The Board of Directors recommends that you vote “FOR” each nominee for director; “FOR” each of Proposals 2 and 3, and; for a frequency of every One (1) Year on Proposal 4 as set forth in this Notice of Annual Meeting of Stockholders and the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

We are furnishing our proxy materials primarily through the Internet under the SEC’s notice-and-access rules. Most stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our annual report to stockholders for the year ended December 31, 2025 (the “Annual Report”). The Notice explains how to access these materials and vote, and how to request paper or electronic copies of the materials without charge. Stockholders who have elected paper or electronic delivery will receive materials in accordance with their elections. This proxy statement and the Annual Report are available at http://materials.proxyvote.com/50125G. The Company is paying the costs of the solicitation.

If you have any questions or need assistance voting your shares of our common stock, please contact the Company at (408) 663-5247.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Mo
Michael Mo
Chief Executive Officer and Chairman

Webster, Texas
October 27, 2026.

PLEASE NOTE: The Annual Meeting will be held to conduct the business described above and report voting results. Eligible stockholders may hear the proceedings and vote during the virtual meeting until the polls close. The Annual Meeting will not include a live stockholder question-and-answer session. No other business matters are planned for the Annual Meeting.

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of the Company, may have about the Annual Meeting, the proposals being considered at the Annual Meeting, as applicable, and brief answers to those questions. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	These proxy materials describe the proposals on which the Company would like you to vote and provide information to help you make an informed decision. We are furnishing these materials to stockholders entitled to vote at the Annual Meeting primarily through the Internet. If you received a Notice, follow its instructions to access the materials, vote or request free paper or electronic copies. Receiving a Notice does not itself cause your shares to be voted.

Q:	When and where is the Annual Meeting?

A:	This year’s Annual Meeting will be a completely virtual meeting of stockholders. It will be held via live webcast at www.virtualshareholdermeeting.com/KULR2026 on December 17, 2026, starting at 12:00 p.m., Eastern Time. We believe a virtual meeting will provide all stockholders with a consistent experience and allow you to participate in the Annual Meeting, regardless of your physical location. The Annual Meeting will not include a live stockholder question-and-answer session.

Q:	How may I attend and participate in the Annual Meeting?

A:	We will be hosting the Annual Meeting live via the internet. There will not be a physical location for the Annual Meeting.

Our virtual format allows stockholders to attend the Annual Meeting and eligible stockholders to vote without traveling to a physical location.

Stockholders may listen to the Annual Meeting at www.virtualshareholdermeeting.com/KULR2026. Stockholders entitled to vote who authenticate their ownership as described below may participate, and vote during the meeting. The webcast will begin at 12:00 p.m., Eastern Time, on December 17, 2026.

To participate, have the control number shown on your Notice, proxy card or voting instruction form available and follow the instructions at www.virtualshareholdermeeting.com/KULR2026. Beneficial owners holding through a bank, broker or other nominee should follow that intermediary’s instructions, including any requirement to obtain a legal proxy or register in advance to vote during the meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page.

If you do not have your control number, you will be able to listen to the meeting only - you will not be able to vote.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of our common stock and Series A voting preferred stock at the close of business on October 26, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, 46,280,543 shares of common stock and 1,000,000 shares of Series A voting preferred stock were outstanding and entitled to vote. Treasury shares are not outstanding and are not entitled to vote.

Q:	How are votes counted?

A:	Each share of common stock entitled to vote carries one vote, and each share of Series A voting preferred stock is entitled to 100 votes. The classes vote together on each proposal. References to voting majorities reflect the voting power of the shares entitled to vote on the applicable matter.

Q:	What am I being asked to vote on?

A:	You will be voting on the following proposals.

●	A proposal to elect three directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or their earlier death, resignation or removal.

●	A proposal to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the year ending December 31, 2026.

●	A proposal, that is non-binding and advisory, to approve the compensation paid to the Company’s named executive officers.

●	A proposal to select, on a non-binding advisory basis, whether future advisory votes on executive compensation should be held every one, two or three years.

Q:	How does the Company’s Board of Directors recommend that I vote on the proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement?

A:	Our Board of Directors recommends that you vote “FOR” each nominee for director, “FOR” Proposals 2 and 3, and for “ONE YEAR” on Proposal 4, the advisory vote on the frequency of future executive compensation votes.

Q:	Do I have dissenters’ rights if I vote against the proposals?

A:	There are no dissenters’ rights available to the Company’s stockholders with respect to any matter to be voted on at the Annual Meeting.

Q:	What do I need to do now?

A:	We encourage you to read this entire proxy statement, and the materials it refers to, then vote promptly using the instructions in your Notice or proxy materials. You may submit a proxy by Internet or telephone. If you receive or request paper materials, you may also complete, sign, date and return the proxy card in the envelope provided. If you hold shares in “street name,” follow the voting instructions provided by your broker, bank or other nominee.

Q:	What quorum is required for the Annual Meeting?

A:	A quorum will exist at the Annual Meeting if the holders of thirty-three-and-one-third percent (33 1/3%) of the voting power of the outstanding securities of the Company entitled to vote thereat are represented in person (virtually) or represented by proxy. Shares of the Company’s capital stock represented by abstentions or broker non-votes are treated as shares that are represented at the Annual Meeting for purposes of determining whether a quorum exists.

Q:	Who will tabulate the votes?

A:	The Company has designated a representative of Broadridge Financial Solutions as the Inspector of Election who will tabulate the votes.

Q:	What vote is required in order for the proposals to be approved?

A:	The following table sets forth the required vote for each proposal:

	Proposal	Required Vote	Page Number
1.	Election of three (3) directors.	For each nominee, votes FOR must exceed votes AGAINST, with a quorum present. Abstentions and broker non-votes have no effect	8

2.	Ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the year ending December 31, 2026.	Affirmative vote of a majority of the voting power present virtually or represented by proxy and entitled to vote on the proposal, with a quorum present. Abstentions count AGAINST; broker non-votes have no effect. Brokers generally may vote uninstructed shares.	15

3.	Non-binding and advisory approval of the compensation paid to the Company’s executive officers.	Affirmative vote of a majority of the voting power present virtually or represented by proxy and entitled to vote on the proposal, with a quorum present. Abstentions count AGAINST; broker non-votes have no effect.	18

4.	Non-binding and advisory vote on the frequency of future advisory votes on executive compensation.	A frequency must receive a majority of the voting power present or represented and entitled to vote, with a quorum present. If none does, no frequency is approved; the Board will consider the option receiving the most votes. Abstentions count against each option for the majority test; broker non-votes have no effect.	19

Q:	What are broker non-votes?

A:	A broker non-vote arises when a broker holding shares for a customer has not received voting instructions and lacks discretionary authority to vote those shares on a particular matter. Proposals 1, 3 and 4 are non-routine matters on which brokers may not vote without instructions. Proposal 2, auditor ratification, is a routine matter on which brokers generally may vote uninstructed shares. Broker non-votes count toward a quorum but are excluded from the voting power entitled to vote on the matter and therefore have no effect on the outcome of Proposals 1, 3 or 4.

Q:	How do I vote my shares if I am a record holder?

A:	If you are a record holder of shares (that is, the shares are registered with our transfer agent in your name and not the name of your broker or other nominee), you are urged to submit your proxy as soon as possible, so that your shares can be voted at the Annual Meeting in accordance with your instructions. Registered stockholders may vote by one of the following methods:

●	By Internet. www.proxyvote.com;

●	By Telephone. 1-800-690-6903;

●	By Mail. If you received our proxy materials in the mail, you can complete, sign and date the included proxy card and return the proxy card in the prepaid envelope provided.

Please note that the Internet and telephone proxy submission for registered stockholders closes at 11:59 p.m., Eastern Time, on December 16, 2026. Eligible stockholders may still vote during the virtual Annual Meeting until the polls close. Beneficial owners should follow any earlier deadline set by their intermediary.

Q:	How do I vote my shares if I hold my shares in “street name” through a bank, broker or other nominee?

A:	If you hold your shares as a beneficial owner through a bank, broker or other nominee, you should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. You must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the Annual Meeting.

Q:	If my bank, broker or other nominee holds my shares in “street name,” will such party vote my shares for me?

A:

Proposals 1, 3 and 4 are non-routine matters on which brokers may not vote without instructions. Proposal 2, auditor ratification, is a routine matter on which brokers generally may vote uninstructed shares. Broker non-votes count toward a quorum but are excluded from the voting power entitled to vote on the matter and therefore have no effect on the outcome of Proposals 1, 3 or 4. Please instruct your bank, broker or other nominee how to vote each proposal.

You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares of the Company’s common stock. Without instructions, a broker non-vote will result, and your shares will not be voted, on all “non-routine” matters.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote shares of stock. The written document describing the matters to be considered and voted on at the Annual Meeting is called a “proxy statement.” Our Board of Directors has designated Michael Mo, our Chief Executive Officer and Dr. Michael Kimel, our Chief Financial Officer, and each of them, with full power of substitution, as proxies for the Annual Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given on properly-executed returned proxies, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.

Q:	What happens if I do not vote or return a proxy?

A:	A quorum will exist at the Annual Meeting if the holders of thirty-three-and-one-third percent (33 1/3%) of the voting power of the outstanding securities of the Company entitled to vote thereat are represented in person (virtually) or represented by proxy. Your failure to vote on the proposals, by failing to either submit a proxy or attend the Annual Meeting if you are a stockholder of record, may result in the failure of a quorum to exist at the Annual Meeting.

Q:	What happens if I abstain?

A:	Abstentions are counted as present for purposes of determining a quorum. They have no effect on Proposal 1 and 4, but have the effect of votes AGAINST Proposals 2 and 3.

Q:	Can I revoke my proxy or change my vote?

A:	A stockholder of record may revoke a proxy or change a vote before it is exercised by submitting a later-dated proxy by Internet or telephone before the applicable deadline, delivering a later-dated signed proxy card, delivering written notice of revocation to the Corporate Secretary at 555 Forge River Road, Suite 100, Webster, Texas 77598 before the proxy is voted, or voting during the virtual Annual Meeting before the polls close. Attendance alone does not revoke a proxy. Beneficial owners should submit new instructions to their bank, broker or other nominee, or follow that intermediary’s procedures for obtaining authority to vote during the meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple Notices or copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares are counted.

Q:	What is “householding”?

A:

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (the “SEC”) called “householding” for stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials. In some instances, only one Notice or set of proxy materials is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. This procedure reduces our printing costs and postage fees.

Separate proxy cards or voting instruction forms are provided for each stockholder who receives paper voting materials; householding does not combine the stockholders’ voting rights.

We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call us at (408) 663-5247, or send a written request to KULR Technology Group, Inc., 555 Forge River Road, Suite 100, Webster, Texas 77598, Attention: Corporate Secretary and General Counsel. If you have received only one copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling us at the telephone number or writing to us at the address listed above.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting. We will report the voting results in a Current Report on Form 8-K within four business days after the meeting. If final results are not available by then, we will report preliminary results and amend the report within four business days after final results become known. Reports filed with the SEC are publicly available when filed.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:	You may contact our transfer agent, VStock Transfer, LLC at (212) 828-8436, or by email at action@vstocktransfer.com, if you have lost your stock certificate. You may email VStock Transfer, LLC at action@vstocktransfer.com if you need to change your mailing address.

Q:	Who can help answer my additional questions about the proposals or the other matters discussed in this proxy statement?

A:	If you have questions about the proposals or other matters discussed in this proxy statement, you may contact the Company by mail at KULR Technology Group, Inc. 555 Forge River Road, Suite 100, Webster, Texas 77598, Attention: Corporate Secretary and General Counsel.

THE ANNUAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the Annual Meeting of stockholders to be held on December 17, 2026, or any adjournment or postponement thereof. We first sent the Notice and made this proxy statement and the Annual Report available online on or about October 27, 2026. These materials are available at http://materials.proxyvote.com/50125G. Paper or electronic copies will be provided without charge upon request in accordance with the instructions in the Notice.

Date, Time and Place

The Annual Meeting of the Company’s stockholders will be held via live webcast at www.virtualshareholdermeeting.com/KULR2026 on December 17, 2026, starting at 12:00 p.m., Eastern Time. We believe a virtual meeting will provide all stockholders with a consistent experience and allow you to participate in the

Annual Meeting, regardless of your physical location. The Annual Meeting will not include a live stockholder question-and-answer session.

Matters to be Considered

The purpose of the Annual Meeting is for stockholders of the Company to consider and vote on the following proposals.

Proposal No. 1 The Election of Directors	To elect three directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or their earlier death, resignation or removal.

Proposal No. 2 Ratification of Independent Registered Public Accounting Firm	To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the year ending December 31, 2026.

Proposal No. 3 Approval of Executive Officer Compensation	To approve, on an advisory basis, the compensation of the named executive officers.

Proposal No. 4 Frequency of Advisory Votes on Executive Compensation	To approve, on a non-binding advisory basis, whether future advisory votes on the compensation of the named executive officers should occur every one, two or three years.

Record Date; Shares Outstanding and Entitled to Vote

The close of business on October 26, 2026, has been fixed as the Record Date for determining those Company stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 46,280,543 shares of common stock were outstanding and entitled to vote, held by 101 holders of record, and 1,000,000 shares of Series A voting preferred stock were outstanding and entitled to vote, held by one holder of record. Each common share entitled to vote carries one vote and each Series A share carries 100 votes. The two classes vote together as a single class on each proposal. Treasury shares are not outstanding and cannot be voted.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist at the Annual Meeting if thirty-three-and-one-third percent (33 1/3%) of the voting power of the outstanding securities of the Company entitled to vote thereat are represented in person (virtually) or represented by proxy. Shares of the Company’s capital stock that are voted to abstain are treated as shares that are represented at the Annual Meeting for purposes of determining whether a quorum exists. Broker non-votes do not count for voting purposes, but are considered “present” at the Annual Meeting for purposes of determining whether a quorum exists.

Vote Required

In this uncontested election, each director nominee must receive more votes FOR than AGAINST that nominee, with a quorum present. Abstentions and broker non-votes have no effect on the election result.

Proposals 2 and 3 require the affirmative vote of a majority of the voting power of shares present virtually or represented by proxy and entitled to vote on the proposal, with a quorum present. Abstentions have the effect of votes AGAINST Proposals 2 and 3. Broker non-votes have no effect. A failure to submit a proxy or attend and vote does not constitute a vote against a proposal, but may affect whether a quorum is present.

For Proposal 4, a frequency must receive the affirmative vote of a majority of the voting power present virtually or represented by proxy and entitled to vote on the proposal, with a quorum present. If no frequency receives that majority, no frequency will have been approved by stockholders under the bylaws; the Board will nevertheless consider the frequency receiving the greatest number of votes as an indication of stockholder preference. Abstentions count against each option for purposes of the majority requirement, but do not affect which option receives the most votes. Broker non-votes have no effect.

Proposals 1, 3 and 4 are non-routine matters on which brokers may not vote without instructions. Proposal 2, auditor ratification, is a routine matter on which brokers generally may vote uninstructed shares. Broker non-votes count toward a quorum but are excluded from the voting power entitled to vote on the matter and therefore have no effect on the outcome of Proposals 1, 3 or 4.

Recommendations of our Board of Directors

The Board of Directors recommends that you vote “FOR” each nominee for director, “FOR” Proposals 2 and 3, and “ONE YEAR” on Proposal 4, the advisory vote on the frequency of future executive compensation votes.

Ownership of Directors and Executive Officers

As of the Record Date, our directors and executive officers held an aggregate of approximately 6.35% of the shares of the Company’s common stock entitled to vote at the Annual Meeting, and our Chief Executive Officer holds 100% of the outstanding shares of the Series A voting preferred stock. Our directors and executive officers hold approximately 70.34% of the aggregate votes entitled to be cast at the Annual Meeting.

How to Vote Your Shares

Stockholders of record may submit a proxy via the Internet, by telephone or by mail, or they may vote by participating in the Annual Meeting and voting live via the internet.

●	Submitting a Proxy via the Internet: You may vote by proxy via the Internet by following the instructions provided in the Notice.

●	Submitting a Proxy by Telephone: Call toll-free 1-800-690-6903 and have your Notice or proxy card available when you call, then follow the instructions.

●	Submitting a Proxy by Mail: If you receive or request paper proxy materials, mark, date and sign the proxy card and return it in the postage-paid envelope provided.

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the stockholder of record that you must follow for your shares to be voted. Please follow their instructions carefully.

How to Change Your Vote

If you are the stockholder of record, you may revoke your proxy or change your vote prior to your shares being voted at the Annual Meeting by:

●	sending a written notice of revocation or a duly executed proxy card, in either case, dated later than the prior proxy card relating to the same shares, to KULR Technology Group, Inc., 555 Forge River Road, Suite 100, Webster, Texas 77598, Attention: Corporate Secretary and General Counsel; or
●	submitting a later proxy by telephone or Internet before the applicable deadline, or voting during the virtual Annual Meeting before the polls close. Attendance alone does not revoke a proxy.

If you are the beneficial owner of shares held in the name of a broker, bank or other nominee, you may change your vote by:

●	submitting new voting instructions to your broker, bank or other nominee in a timely manner following the voting procedures received from your broker, bank or other nominee.

See the section entitled “- How to Vote Your Shares” above for information regarding certain voting deadlines. Registered stockholders must submit Internet or telephone proxies by 11:59 p.m., Eastern Time, on December 16, 2026. A mailed proxy or written revocation must be received before the proxy is voted. Voting during the virtual Annual Meeting remains available to eligible stockholders until the polls close.

Counting Your Vote

All properly executed proxies delivered and not properly revoked will be voted at the Annual Meeting as specified in such proxies. If you provide specific voting instructions, your shares of the Company’s common stock will be voted as instructed. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted “FOR” the election of each of the nominees for director and “FOR” Proposals 2 and 3 and for “ONE YEAR” on Proposal 4.

These default voting instructions apply only to a validly submitted proxy. Receipt of a Notice alone does not authorize a vote, and these instructions do not override the rules governing broker non-votes.

Proxies solicited may be voted only at the Annual Meeting and any adjournment or postponement of the Annual Meeting and will not be used for any other meeting.

Solicitation of Proxies

The Company is soliciting proxies on behalf of its Board of Directors and will bear the costs of solicitation, including the preparation, printing and distribution of the proxy materials. In addition to solicitation by mail and through the Internet, our directors, officers and regular employees may solicit proxies in person, by telephone or by electronic communication without additional compensation. We will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

The Company has not retained a paid proxy solicitor, and no director has notified the Company in writing that the director intends to oppose any action proposed by the Company at the Annual Meeting.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Proposal

Three directors are to be elected at the Annual Meeting to serve until the next annual meeting of the Company’s stockholders and until their successors are duly elected and qualified, or their earlier death, resignation or removal. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors to be elected.

The following table sets forth the nominees for directors on the Board of Directors. Certain biographical information about the nominees as of the date of this proxy statement can be found below in the section titled “Directors, Officers and Key Employees.”

Nominees for Directors

Name	Age	Position(s) with the Company	Date First Elected or Appointed
Michael Mo	55	Chief Executive Officer and Chairman	March 2011
Benjamin Andrew Frank*	56	Director, Member of the Audit Committee, Chair of the Compensation Committee, Co-Chair of the Nominating and Corporate Governance Committee	April 2026
Steven Perez*	53	Director, Chair of the Audit Committee, Member of the Compensation Committee, Co-Chair of the Nominating and Corporate Governance Committee	June 2026

* Denotes independent director.

There are no arrangements or understandings known to us between any of the nominees listed above and any other person pursuant to which that person was or is to be selected as a director or nominee, other than any arrangements or understandings with persons acting solely as directors or officers of KULR.

Required Stockholder Vote and Recommendation of Our Board of Directors

In this uncontested election, each nominee must receive more votes FOR than AGAINST that nominee, with a quorum present. Abstentions and broker non-votes do not affect the result. Under the bylaws, an incumbent nominee who does not receive the required majority must tender a resignation, subject to Board acceptance. The Nominating and Corporate Governance Committee recommends whether to accept the resignation or take other action; the Board must publicly disclose its decision and rationale within 90 days after certification of the election results. The affected director does not participate in that consideration.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” EACH OF THE NOMINEES IN THIS PROPOSAL NO. 1.

DIRECTORS, OFFICERS AND KEY EMPLOYEES

Set forth below are the Company’s directors, executive officers and key employees as of the date of this proxy statement, together with an overview of their professional experience and expertise.

Name	Age	Position(s) Held
Michael Mo	55	Chief Executive Officer and Chairman
Dr. William Walker	36	Chief Technology Officer
Benjamin Andrew Frank	56	Director
Steven Perez	53	Director
Dr. Michael Kimel	57	Chief Financial Officer
Jay Yamamoto	47	General Counsel and Corporate Secretary

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are duly elected and qualified, or their earlier death, resignation or removal. Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by the Board.

Michael Mo has served as our CEO and Director of the Company since March 16, 2011. Mr. Mo is a technology entrepreneur and successful investor with over 20 years of experience in technology management, product development and marketing. In 2013, he co-founded KULR Technology, Inc. and has been serving as its CEO since then. From 2007 to 2015, Mr. Mo served as Senior Director of Business Development at Amlogic, Inc., a California high-tech company. Mr. Mo received his Master of Science in Electrical Engineering from the University of California at Santa Barbara in 1995. Mr. Mo’s years of experience with KULR and decades of experience in technology management make him an asset to the Board.

Dr. William Walker was appointed Chief Technology Officer effective November 1, 2022. Dr. Walker who originally joined the company in March 2022 as Director of Engineering, has significant experience in professional and research related activities focused on thermo-electrochemical testing and analysis of lithium-ion (Li-ion) battery assemblies and related thermal management products designed for space exploration applications. Prior to joining the Company, from October 2021 to March 2022, Dr. Walker was a Research Scientist at Underwriters Laboratories Inc. From June 2012 to October 2021, Dr. Walker was employed by the National Aeronautics and Space Administration (NASA) Johnson Space Center (JSC) where he focused on designing battery assemblies for human spaceflight applications capable of safely mitigating the effects of thermal runaway and preventing cell-to-cell propagation. Dr. Walker was recognized with a NASA Trailblazer award and with the RNASA Stellar Award for early career contributions to Li-ion battery thermal analysis and calorimetry methods. Dr. Walker continues to be engaged in the academic and professional communities focused on battery safety. Dr. Walker received his B.S. in Mechanical Engineering at West Texas A&M University (WTAMU) and a Ph.D. in Materials Science and Engineering at the University of Houston (UH).

Dr. Michael Kimel was appointed as Chief Financial Officer effective June 9, 2026. Dr. Kimel previously served as a member of the Company’s board of directors from April 28, 2026 until June 9, 2026, including as Chair of its Audit Committee. Dr. Kimel has served as Founder and Chief Executive Officer of Pricimetrics, Inc., a pricing and analytics firm, since July 2019. Previously, Dr. Kimel served as Senior Vice President of Pricing and Analytics at OmniSource United from 2018 to 2019. Prior to that, he served as Senior Director of Pricing and Market Analytics at Toyo Tire Holdings of Americas Inc. from 2014 to 2018. Earlier in his career, Dr. Kimel held various pricing, analytics, and strategy roles, including positions at Sears Holdings Corporation, FirstEnergy Corporation, and Alltel Communications. Dr. Kimel holds a Ph.D. in Economics from the University of California, Los Angeles.

Jay Yamamoto was appointed General Counsel and Corporate Secretary effective June 6, 2025. Mr. Yamamoto brings 15 years of legal experience to the Company. Prior to joining, Mr. Yamamoto had served as KULR’s primary outside counsel since December 2016, providing strategic advice on securities regulation, corporate governance, M&A, and other complex matters and, through that engagement, has developed an intimate understanding of the Company’s business, risk profile, and long-term objectives. Prior to joining KULR, Mr. Yamamoto spent 15 years practicing law, including over 7 years as a partner, at Sichenzia Ross Ference Carmel LLP, a law firm in New York. His firm practice focused on corporate and securities law, including initial public offerings and secondary transactions, mergers and acquisitions, corporate governance and securities law compliance. Mr. Yamamoto represented numerous public and private companies in private equity financing transactions, debt and venture capital offerings, domestic mergers, stock and assets acquisitions and other reorganization transactions. Mr. Yamamoto received B.A. degrees from Colgate University in economics and philosophy, and his J.D. degree from Pace University School of Law.

Non-Executive Directors

Benjamin Andrew Frank has served as a member of the Company’s board of directors since April 28, 2026. Mr. Frank has served as Director of Workforce AI Solution Engineering of Microsoft Corporation since August 2013, where he is responsible for leading pre-sales technical teams supporting large enterprise customers deploying AI-driven platforms, with a focus on asset-intensive industries, including energy. Mr. Frank’s role has evolved across the Modern Workforce technologies and industry segments he supports during his tenure at Microsoft, while maintaining the same leadership title and scope of responsibility. Mr. Frank holds a Bachelor of Science degree in Mechanical Engineering from the University of California, Santa Barbara. We believe Mr. Frank is qualified to serve as a member of our board of directors because of his technical and enterprise technology experience.

Steven Perez has served as a member of the Company’s board of directors since June 9, 2026. Mr. Perez has held multiple sales roles at Twilio Inc. since April 2017, most recently serving as Sales Director, ISV Strategic Accounts from May 2024 to December 2025, where his responsibilities included managing large-scale revenue portfolios, leading sales teams, sales forecasting, and supporting fiscal planning and revenue tracking for his sales region. Prior to Twilio, Mr. Perez held sales and marketing roles at companies including Salesforce, Jive Software, Adobe EchoSign, LinkedIn, Sun Microsystems, and Philips Electronics North America. Mr. Perez holds a Bachelor of Science degree in Business Administration, with a concentration in Financial Management, from California Polytechnic State University, San Luis Obispo. We believe Mr. Perez is qualified to serve as a member of our board of directors because of his financial management, sales and technology industry experience.

Family Relationships

There are no family relationships among any of our directors, nominees for director or executive officers.

Director Independence

The Board has affirmatively determined that Benjamin Andrew Frank and Steven Perez are independent under the applicable NYSE American listing standards. Michael Mo is not independent because he serves as our Chief Executive Officer. The Board has also determined that Mr. Frank and Mr. Perez satisfy the additional independence requirements applicable to the Board committees on which they serve.

During 2025, Dr. Joanna Massey, Donna Grier and Aron Schwartz were determined by the Board to be independent under the applicable NYSE American standards. Michael Mo and Shawn Canter were not independent because they served as executive officers of the Company. Dr. Michael Kimel first joined the Board on April 28, 2026 and was determined to be independent during his service as a non-employee director; he ceased serving as a director when he became Chief Financial Officer on June 9, 2026.

CORPORATE GOVERNANCE

The Company is committed to maintaining strong corporate governance practices that benefit the long-term interests of our Stockholders by providing for effective oversight and management of the Company. The Company’s governance policies, including its Code of Ethics, Insider Trading Policy and Committee Charters can be found on the Company’s website at https://kulr.ai/investors/governance-documents/.

The Nominating and Corporate Governance Committee regularly reviews the Company’s corporate governance policies, Code of Business Conduct and Ethics, Insider Trading Policy and Committee Charters.

The Board conducts an annual self-evaluation in order to assess whether the directors, the committees, and the Board are functioning effectively.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees. The Company’s Code of Business Conduct and Ethics can be found on our website at https://kulr.ai/investors/governance-documents/.

Insider Trading Policy

The Company has also adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by directors, officers, employees and consultants regarding transactions in our securities and the disclosure of material nonpublic information related to our Company, that is reasonably designed to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to us. In addition, with regard to the Company’s trading of its own securities, it is our policy to comply with federal securities laws and applicable exchange listing requirements. The Company’s Insider Trading Policy can be found on our website at https://kulr.ai/investors/governance-documents/.

Hedging Policy

Our Insider Trading Policy prohibits Covered Persons from hedging or monetizing Company securities and from entering into similar arrangements. Covered Persons include all directors, executive officers and other persons designated by the Compliance Officer because they regularly have access to material nonpublic information. These restrictions also apply to their spouses, household members, minor children and entities they control. Covered Persons may not sell Company securities short or trade puts, calls or other derivatives on Company securities. These restrictions apply to Company securities however acquired, including through compensation awards. The policy’s specific hedging prohibition does not extend to employees who are not Covered Persons or otherwise subject to these restrictions; all employees remain subject to its prohibitions on trading while possessing material nonpublic information.

Compensation Recovery Policy

We have adopted a compensation recovery policy, effective as of November 29, 2023, that complies with the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Clawback Policy”). Subject to the terms of the Clawback Policy, we may be required to recover certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Involvement in Certain Legal Proceedings

The Company’s Directors and Executive Officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure

Our board leadership structure consists of a Chairman of the Board of Directors who is also our CEO. Each year, our Board of Directors assesses these roles and the board leadership structure to ensure the interests of KULR and its stockholders are best served. Mr. Mo holds the Chairman and CEO positions at KULR. We do not have an express policy on whether the roles of Chair of the Board and CEO should be combined or separated. Instead, the Board prefers to maintain the flexibility to determine which leadership structure best serves the interests of KULR and our stockholders based on the evolving needs of the company. The Board has not currently designated a lead independent director. The independent directors provide oversight through their committee responsibilities and executive sessions without management present.

A number of factors support the leadership structure chosen by the Board, including, among others:

●	Mr. Mo has extensive knowledge of all aspects of KULR and its business and risks, its industry and its customers.

●	Mr. Mo is intimately involved in the day-to-day operations of KULR and is best positioned to elevate the most critical business issues for consideration by the Board of Directors.

●	The Board of Directors believes having Mr. Mo serve in both capacities allows him to more effectively execute KULR’s strategic initiatives and business plans and confront its challenges.

●	A combined Chairman and CEO structure provides KULR with decisive and effective leadership with clearer accountability to our stockholders and customers.

●	This structure allows one person to speak for and lead the Company and the Board.

Board Role in Risk Oversight

The Board oversees the Company’s risk-management framework, while management is responsible for identifying, assessing and managing risks in the day-to-day conduct of the business. The Board considers principal strategic, operational, financial and compliance risks in connection with its review of the Company’s business and receives reports from management and its committees on significant risks and the measures taken to address them.

The Audit Committee oversees financial reporting, internal controls and major financial risk exposures; the Compensation Committee considers risks arising from compensation arrangements; and the Nominating and Corporate Governance Committee oversees governance matters within its responsibilities. Each committee reports significant matters to the full Board. This allocation allows the combined Chairman and Chief Executive Officer to communicate operating risks directly to the Board, while the independent directors and committees provide independent review and challenge.

As part of its oversight of technology and business strategy, the Board reviews with management material risks associated with the Company’s development and use of artificial intelligence, including data protection, cybersecurity, intellectual property, reliability and legal compliance. Management is responsible for evaluating these risks and reporting material developments to the Board.

Board Committees

Our Board of Directors has established three standing committees: an audit committee, a nominating and corporate governance committee and a compensation committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual stockholders’ meeting. The charter of each committee is available on our website at https://kulr.ai/investors/governance-documents/.

Audit Committee

The Audit Committee, among other things, is responsible for:

●	Appointing, approving the compensation of, overseeing the work of, and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management; and

●	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, and the activities of our internal audit function.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the NYSE American. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate. Steven Perez meets the qualifications of an Audit Committee financial expert. The Audit Committee consists of Steven Perez and Benjamin Andrew Frank. Mr. Perez is the chair of the Audit Committee. During 2025, the then-serving Audit Committee met four times and acted by written consent twice.

The Audit Committee’s charter is available at https://kulr.ai/investors/governance-documents/.

Compensation Committee

Our Compensation Committee has the responsibility for, among other things:

●	reviewing and approving the chief executive officer’s compensation based on an evaluation in light of corporate goals and objectives;

●	reviewing and recommending to the Board the compensation of all other executive officers;

●	reviewing and recommending to the Board incentive compensation plans and equity plans;

●	reviewing and discussing with management the Company’s Compensation Discussion and Analysis and related information to be included in the annual report on Form 10-K and proxy statements; and

●	reviewing and recommending to the Board for approval procedures relating to Say on Pay Votes.

When appropriate, the Compensation Committee may, in carrying out its responsibilities, form and delegate authority to subcommittees.

The Compensation Committee has the authority, at the Company’s expense, to select, retain, and obtain any outside advisors who could assist it in carrying out its responsibilities, including compensation consultants or independent legal counsel.

The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. Its members are Steven Perez and Benjamin Andrew Frank, and Mr. Frank serves as chair. The Board has affirmatively determined that each member meets the independence criteria applicable to compensation committee members under SEC rules and NYSE American requirements. During 2025, the then-serving Compensation Committee met seven times and acted by unanimous written consent twice.

The Compensation Committee’s Charter is available at https://kulr.ai/investors/governance-documents/.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has the responsibility to assist the Board in, among other things:

●	identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

●	recommending to the Board the approval of nominees for director,

●	developing and recommending to our board of directors a set of corporate governance guidelines;, and

●	overseeing the evaluation of our board of director. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

The members of the Nominating and Corporate Governance Committee are Steven Perez and Benjamin Andrew Frank, who serve as Co-Chairs. During 2025, the then-serving committee met once and acted by written consent once.

The Nominating and Corporate Governance Committee considers any director candidates recommended by the Company’s stockholders pursuant to the procedures set forth in the Company’s Amended and Restated Bylaws.

The Nominating and Corporate Governance Committee’s Charter is available at https://kulr.ai/investors/governance-documents/.

Board of Director Meetings and Attendance

Our Board of Directors met six (6) times during 2025 and also approved Board resolutions or acted by unanimous written consent ten (10) times. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which that director served during the portions of 2025 in which that director served.

Members of our Board are encouraged to attend the annual meeting of stockholders. All of the directors then serving attended the 2025 annual meeting of stockholders.

Executive Sessions

Although the Chief Executive Officer and other members of senior management are invited to attend meetings of the Board, the independent members of the Board meet in executive sessions, without executive management present, in conjunction with each of the regularly scheduled meetings of the Board and in special meetings at the discretion of the Board members. Each committee of the Board also meets in executive sessions without executive management present in regularly scheduled meetings and in special meetings at the discretion of the committee members. In addition, the Audit Committee meets quarterly in separate executive sessions with our independent registered public accounting firm.

Stockholder Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board, or any specified individual director, may do so by directing such correspondence to KULR Technology Group, Inc., 555 Forge River Road, Suite 100, Webster, Texas 77598, Attention: General Counsel and Corporate Secretary. Communications received are distributed to an independent Board member, as well as other members of our Board, as appropriate, depending on the facts and circumstances outlined in the communication received, within the discretion of our General Counsel and Corporate Secretary.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

The Audit Committee of our Board has selected CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

On April 30, 2025, the Audit Committee of our Board approved the appointment of CBIZ as our independent registered public accounting firm. The decision to select CBIZ as our independent registered public accounting firm for the fiscal year ended December 31, 2025, was recommended and approved by our Audit Committee. Previously, Marcum LLP served as our independent registered public accounting firm from July 19, 2018 through April 29, 2025 and reported on our financial statements for years 2018 to 2024.

Representatives of CBIZ are expected to be present at the Annual Meeting. The representatives of CBIZ will be able to make a statement at the Annual Meeting if they wish and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require that our stockholders ratify the selection of CBIZ as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of CBIZ to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Resignation of Marcum LLP as Our Independent Registered Public Accounting Firm

On November 1, 2024, CBIZ acquired the attest business of Marcum LLP, and substantially all of the partners and staff that provided attestation services with Marcum LLP joined CBIZ in connection with the acquisition. Accordingly, on April 29, 2025, as a result of the acquisition, Marcum LLP resigned as our independent registered public accounting firm and, on April 30, 2025, our Audit Committee approved the appointment of CBIZ as our independent registered public accounting firm.

The reports of Marcum LLP on our consolidated financial statements for the years ended December 31, 2024, and December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except going concern.

During the fiscal years ended December 31, 2024, and December 31, 2023, and the subsequent interim period through April 29, 2025, there were (i) no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between us and Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused Marcum LLP to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such years and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Marcum LLP with a copy of the above disclosures and requested that Marcum LLP furnish us with a letter addressed to the SEC stating whether it agrees with the statements made above and, if it does not agree, the respects in which it does not agree. A copy of Marcum LLP’s letter, dated May 2, 2025, was attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on May 2, 2025.

Approval of Appointment of CBIZ CPAs P.C. as Our Independent Registered Public Accounting Firm

On April 30, 2025, our Audit Committee approved the appointment of CBIZ as our independent registered public accounting firm for the fiscal year ended December 31, 2025. In connection with the engagement, CBIZ audited our consolidated financial statements for the fiscal year ended December 31, 2025. During the fiscal years ended December 31, 2024, and December 31, 2023, and the subsequent interim period through April 30, 2025, neither we nor anyone on our behalf has consulted with CBIZ regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ on our consolidated financial statements, and neither a written report nor oral advice was provided by CBIZ to us that CBIZ concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees

The aggregate fees billed by CBIZ CPAs P.C. and Marcum LLP, as applicable, for services rendered for the years ended December 31, 2025 and 2024 are set forth below:

	For the Fiscal Year Ended
	December 31,
	2025	2024
Audit Fees	$495,032	$294,135
Tax Fees	-	-
Total	$495,032	$294,135

Fee Category

Audit Fees

Audit fees consist of fees billed for services rendered by our independent auditors during the years ended December 31, 2025 and 2024 for the audit and review of our financial statements and comfort letters and consents in connection with securities offerings.

Tax Fees

Tax fees consist of fees billed for services rendered by our tax preparers during the years ended December 31, 2025 and 2024 in connection with the preparation and filing of our income tax returns.

Pre-Approval Policies

Our Audit Committee has adopted a policy governing the pre-approval by the Board of Directors of all services, audit and non-audit, to be provided to our Company by our independent auditors. Under the policy, the Audit Committee has pre-approved the provision by our independent auditors of specific audit, audit related, tax and other non-audit services as being consistent with auditor independence. Requests or applications to provide services that require the specific pre-approval of the board of directors must be submitted to the Audit Committee by the independent auditors, and the independent auditors must advise the Audit Committee as to whether, in the independent auditor’s view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has considered the nature and amount of the fees billed by CBIZ and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining the independence of CBIZ.

Audit Committee

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the NYSE American. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate. Steven Perez meets the qualifications of an Audit Committee financial expert. The Audit Committee consists of Steven Perez and Benjamin Andrew Frank. Mr. Perez serves as the chair of the Audit Committee.

Based on the review and discussions relating to the 2025 audit, the then-serving Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with CBIZ maintaining its independence.

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval requires the affirmative vote of a majority of the voting power of shares present virtually or represented by proxy and entitled to vote on the proposal, with a quorum present. Abstentions have the effect of votes AGAINST the proposal. Brokers generally may vote uninstructed shares on auditor ratification.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THIS PROPOSAL NO. 2.

AUDIT COMMITTEE REPORT

The Audit Committee serving at the time of the 2025 audit reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2025 and discussed with CBIZ CPAs P.C. the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The committee received the written disclosures and letter required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed the accountant’s independence. Based on those reviews and discussions, the committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Respectfully submitted by the Audit Committee,

Steven Perez and Benjamin Andrew Frank*

*Mr. Frank joined the Board effective April 28, 2026 and Mr. Perez joined the Board and the committee effective June 9, 2026.

The review and discussions described above were conducted by the Audit Committee as constituted at the time of the audit of the Company’s financial statements for the year ended December 31, 2025, which consisted of Donna Grier (Chair), Dr. Joanna Massey and Aron Schwartz.

The foregoing Audit Committee Report does not constitute soliciting material or to be “filed” with the Commission or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this Audit Committee Report by reference therein.

PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of the Company’s Named Executive Officers included in the summary compensation table and related disclosures. As discussed in the “Executive Compensation” section herein, the Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table, the related compensation tables and the accompanying narrative disclosure.”

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the Named Executive Officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

The Company currently holds advisory votes on executive compensation annually and expects to hold its next say-on-pay vote at the 2027 annual meeting of stockholders, subject to the Board’s consideration of the results of Proposal 4.

Approval requires the affirmative vote of a majority of the voting power of shares present virtually or represented by proxy and entitled to vote on the proposal, with a quorum present. Abstentions have the effect of votes AGAINST the proposal. Broker non-votes have no effect.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THIS NON-BINDING, ADVISORY PROPOSAL NO. 3.

PROPOSAL NO. 4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), also require the Company to provide its stockholders the opportunity to cast a non-binding advisory vote, at least once every six years, on how frequently the Company should hold future advisory votes on the compensation of its Named Executive Officers, such as Proposal No. 3 above. Stockholders may indicate whether they prefer that such advisory votes occur every one, two or three years, or may abstain from voting on this proposal.

After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs every one year is the most appropriate alternative for the Company, and therefore recommends that you vote for a frequency of every ONE (1) YEAR. In formulating its recommendation, the Board considered that an annual advisory vote allows stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting, when you vote in response to the following resolution:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the stockholders’ preferred frequency with which the Company is to hold a stockholder vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K.”

Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors values the opinions of our stockholders and will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders. The Company will disclose its decision regarding the frequency of future advisory votes on executive compensation in a Current Report on Form 8-K or an amendment thereto.

Required Vote

The frequency (every one, two or three years) receiving the greatest number of votes cast will be considered the frequency recommended by stockholders, with a quorum present. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF EVERY “ONE (1) YEAR” ON THIS NON-BINDING, ADVISORY PROPOSAL NO. 4.

EXECUTIVE COMPENSATION

This section describes compensation for the fiscal years ended December 31, 2025 and 2024 of the Named Executive Officers identified below, using the disclosure requirements applicable to a smaller reporting company.

EXPLANATORY NOTE

On June 23, 2025, the Company effected a reverse stock split (the “Reverse Stock Split”) of its shares of common stock, par value $0.0001 per share, (“Common Stock”), on the basis of one (1) post-Reverse Stock Split share of Common Stock for every eight pre-Reverse Stock Split shares of Common Stock issued and outstanding, with any fractional shares resulting from the Reverse Stock Split rounded up to the nearest whole share. Share and per share amounts (excluding authorized shares), and option and warrant amounts and exercise prices, relating to periods before the Reverse Stock Split have been adjusted to reflect the Reverse Stock Split. Grants and issuances occurring after the Reverse Stock Split are stated in post-split units and have not been adjusted again.

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2025 and 2024 by (i) our principal executive officer and (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2025 (collectively, the “Named Executive Officers”). Mr. Canter resigned as Chief Financial Officer effective May 22, 2026, and Dr. Michael Kimel was appointed Chief Financial Officer effective June 9, 2026.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)		Option Awards	Other Compensation	Total Earned
Michael Mo	2025	$440,755	$90,000	$4,960,000	(2)	$-	$12,224	$5,502,979
Chief Executive Officer	2024	$272,196	$100,000	$103,043	(3)	$-	$-	$475,239
Shawn Canter	2025	$345,834	$70,000	$3,720,000	(4)	$-	$-	$4,135,834
Former Chief Financial Officer	2024	$250,001	$45,000	$-		$-	$-	$295,001
William Walker	2025	$263,470	$53,860	$2,480,000	(5)	$-	$-	$2,797,330
Chief Technology Officer	2024	$228,270	$50,000	$-		$-	$-	$278,270

(1)	The amounts reflect the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding these restricted stock awards, see Note 16 – Stockholders’ Equity (Deficit) to our financial statements for the year ended December 31, 2025.
(2)	Includes 250,000 shares of the Company’s common stock which vest in four equal increments over four years and gym membership fees of $12,224.
(3)	Includes 35,779 shares of the Company’s common stock which vest over one year.
(4)	Includes 187,500 shares of the Company’s common stock which vest in four equal increments over four years.
(5)	Includes 125,000 shares of the Company’s common stock which vest in four equal increments over four years.

Employment Agreements

We have not entered into employment agreements with our officers and directors and our Board of Directors has the sole discretion to pay salaries and incentive bonuses, including merit-based cash and equity bonuses.

On December 31, 2025, the Board approved a performance-based cash bonus to Michael Mo, Shawn Canter and William Walker in the amount of $90,000, $70,000 and $53,860, respectively.

On May 21, 2026, KULR Technology Corporation, a wholly owned subsidiary of the Company, entered into a Separation Agreement and General Release with Mr. Canter, pursuant to which Mr. Canter resigned as Chief Financial Officer effective May 22, 2026. Under the agreement, the Company agreed to pay Mr. Canter accrued and unpaid salary and accrued and unused paid time off through the separation date and to reimburse documented business expenses, and to pay Mr. Canter $300.00 per hour for post-separation cooperation, plus reasonable out-of-pocket expenses.

In connection with his appointment as Chief Financial Officer effective June 9, 2026, Dr. Michael Kimel receives an annual base salary of $350,000. On September 4, 2026, the Compensation Committee approved a grant to Dr. Kimel of 200,000 time-based restricted stock units under the Company’s 2025 Equity Incentive Plan (the “Plan”), effective September 10, 2026, vesting in eight equal semi-annual installments beginning December 6, 2026, subject to continued service.

Change in Control

We are not aware of any arrangement that might result in a change in control of the Company.

Pay vs. Performance

The following table sets forth compensation information for our principal executive officer, referred to below as our “PEO”, and our other named executive officers, or “Other NEOs”, for purposes of comparing their compensation to the value of our stockholders’ investments and our net income (loss), calculated in accordance with SEC regulations, for fiscal years 2025, 2024 and 2023.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return (5)	Net Income (Loss)
2025	$5,502,979	$(1,725,293)	$3,466,582	$(1,427,298)	$30.83	$(61,899,782)
2024	$475,239	$3,942,063	$286,636	$2,909,636	$295.83	$(17,523,629)
2023	$333,649	$(1,143,851)	$1,029,036	$311,223	$15.83	$(23,693,556)

(1)	The dollar amounts reported are the amounts of total compensation reported for our PEO, Michael Mo, in the Summary Compensation Table of this proxy statement for fiscal year 2025 and of our prior proxy statements for fiscal years 2024 and 2023.
(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Mo during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, (iii) the value of equity awards issued and vested during the reported fiscal year, and (iv) reduced by the value of equity awards granted in prior years that were forfeited in subsequent years.

(3)	The dollar amounts reported are the average of the total compensation reported for our Other NEOs, other than our PEO, namely Mr. Canter and Mr. Walker for 2025, 2024 and 2023.
(4)	The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our Other NEOs, other than our PEO. The dollar amounts reported are the average of the total compensation reported for our Other NEOs, other than our PEO in the Summary Compensation Table for fiscal years 2025, 2024 and 2023, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, (iii) the value of equity awards issued and vested during the reported fiscal year, and (iv) reduced by the value of equity awards granted in prior years that were forfeited in subsequent years.
(5)	Assumes an investment of $100 for the period starting on December 30, 2022 through the end of the listed fiscal year. The closing prices of the Company’s common stock as reported on NYSE American, on the following trading days were: (i) $9.60 on December 30, 2022; (ii) $1.52 on December 29, 2023; (iii) $28.40 on December 31, 2024; and (iv) $2.96 on December 31, 2025.

*	The above per share prices reflect the 1-for-8 reverse stock split of our common stock effected on June 23, 2025.

To calculate the amounts of compensation actually paid each of the PEO and Other NEOs reported in the table above, the following amounts were deducted from and added (as applicable) to compensation as reported in the Summary Compensation Table:

	PEO			Other NEOs
	2025	2024	2023	2025	2024	2023
Summary Compensation Table Total	$5,502,979	$475,239	$333,649	$3,466,582	$286,636	$1,029,036
Less: Grant Date Fair Value of Equity Awards (1)	(4,960,000)	(103,043)	-	(3,100,000)	-	(823,000)
Less: Prior Year-End Fair Value of Equity Awards Granted in
Prior Years that Forfeited During the Fiscal Year	-	-	-	-	-	-
Add: Year-End Fair Value of Equity Awards Granted in the Year	740,000	1,016,117	-	462,500	-	175,750
Add: Year over Year Change in Fair Value of Outstanding and
Unvested Equity Awards	(1,192,500)	2,520,000	(1,136,250)	(1,768,875)	2,583,000	(56,813)
Add: Year over Year Change in Fair Value of Equity Awards Granted
in Prior Years that Vested in the Year	(1,815,772)	33,750	(341,250)	(487,505)	40,000	(13,750)
Compensation Actually Paid	$(1,725,293)	$3,942,063	$(1,143,851)	$(1,427,298)	$2,909,636	$311,223

(1) Represents the grant date fair value of the equity awards as reported in the Summary Compensation Table.

In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. For a discussion of the assumptions made in the valuation of grants, see Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Relationship Between Pay and Performance

Our “total stockholder return,” as set forth in the above table, decreased by 69% during the three-year period ended December 31, 2025, while our net loss grew by 161% over that same three-year period. “Compensation Actually Paid” to our PEO decreased from $(1,143,851) in 2023 to $(1,725,293) in 2025; and “Compensation Actually Paid” to our Other NEOs decreased from $311,223 in 2023 to $(1,427,298) in 2025.

Our executive compensation program seeks to align executive officers’ long-term interests with those of our stockholders to incentivize a long-term increase in stockholder value, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid (as defined by SEC rules) for a particular year. Compensation Actually Paid in the tables above is calculated pursuant to SEC rules and reflects cash compensation actually paid as well as changes to the fair values of equity awards during the applicable fiscal years based on year-end or vesting date stock prices, as well as various accounting valuation assumptions, and does not reflect the actual amounts earned during the year by our PEO and Other NEOs. Compensation Actually Paid fluctuates annually largely due to the change in our stock price from year to year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2025, for our named executive officers.

Outstanding Equity Awards
Stock Awards
	Number of Shares or Units of		Market Value of Units of
	Stock that have not vested		Stock that have not vested
Name	(#)		($)(1)
Michael Mo (Chief Executive Officer)	296,875	(2)	$878,750
Shawn Canter (Former Chief Financial Officer)	300,000	(3)	$888,000
William Walker (Chief Technology Officer)	151,562	(4)	$448,624

●	The above share amounts reflect the 1-for-8 reverse stock split of our common stock effected on June 23, 2025.

(1)	The market value of the awards that have not vested is based on the closing price of the Company’s Common Stock on NYSE American on December 31, 2025, which was $2.96.

(2)	Consists of (i) 46,875 restricted stock units which vest on November 1, 2026 and (ii) 250,000 restricted stock units which vest annually in four equal installments on January 17, 2026, January 17, 2027, January 17, 2028 and January 17, 2029.

(3)	Consists of (i) 112,500 restricted stock units which vest in equal installments on March 31, 2026, March 31, 2027 and March 31, 2028 and (ii) 187,500 restricted stock units which vest in equal installments on January 17, 2026, January 17, 2027, January 17, 2028 and January 17, 2029.

(4)	Consists of (i) 1,563 restricted stock awards which vest on April 13, 2026; (ii) 3,125 restricted stock awards which vest on November 1, 2026; (iii) 21,874 restricted stock units which vest in equal installments on July 12, 2026 and July 12, 2027; and (iv) 125,000 restricted stock units which vest in equal installments on January 17, 2026, January 17, 2027, January 17, 2028 and January 17, 2029.

Timing of Equity Awards

The Compensation Committee determines the timing and terms of grants of equity awards on a case-by-case basis, rather than under a predetermined schedule. The Company has not adopted a formal policy governing the timing of these awards in relation to the release of material nonpublic information. Neither the Board nor the Compensation Committee takes material nonpublic information into account in determining the timing or terms of these awards, and the Company does not time the disclosure of material nonpublic information to affect the value of executive compensation.

Equity Compensation Plans

On August 15 and November 5, 2018, the Board of Directors and a majority of the Company’s stockholders, respectively, approved the 2018 Equity Incentive Plan (the “2018 Plan”). Under the 2018 Plan, 1,875,000 shares of common stock of the Company were authorized for issuance (as adjusted for the Reverse Stock Split). Upon the effectiveness of the 2025 Plan, no further awards were made under the 2018 Plan.

On September 24, 2025 and November 21, 2025, the Board of Directors and a majority of the Company’s stockholders, respectively, approved the 2025 Equity Incentive Plan (the “2025 Plan”). Under the 2025 Plan, 7,500,000 shares of common stock of the Company are authorized for issuance. The 2025 Plan provides for the issuance of incentive stock options, non-statutory stock options, rights to purchase common stock, stock appreciation rights, restricted stock and restricted stock units to employees, directors and consultants of the Company and its affiliates. The 2025 Plan requires the exercise price of stock options to be not less than the fair value of the Company’s common stock on the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2025, our securities authorized for issuance under our equity compensation plans:

	Number of		Number of securities
	securities		remaining available for
	to be issued upon	Weighted-average	future issuance under equity
	exercise of	exercise	compensation plans
	outstanding	price of	(excluding securities
	options,	outstanding options,	reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,635,068	$11.33	7,134,736
Equity compensation plans not approved by security holders	-	-	-
Total	1,635,068	$11.33	7,134,736

●

The above amounts are stated on a post-split basis. The 7,500,000-share reserve under the 2025 Plan was authorized after the Reverse Stock Split and has not been divided by eight.

As of December 31, 2025, 1,471,942 equity awards consisted of time-based restricted stock granted under the 2018 Plan and the 2025 Plan, which shares are already issued and outstanding and therefore are not reflected in the table above.

DIRECTOR COMPENSATION

The following table sets forth the non-employee director compensation for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Dr. Joanna Massey	$135,000	$33,350	-	-	-	$168,350
Donna Grier	$76,875	$33,350	-	-	-	$110,225
Aron Schwartz	$47,500	$33,350	-	-	-	$80,850

(1)	The amounts reflect the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding these restricted stock awards, see Note 16 – Stockholders’ Equity (Deficit) to our financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K for the year ended December 31, 2025.

On June 5, 2025, the Board approved the cash compensation of the independent directors of the Company as follows: the Lead Independent Director (“Lead Director”) received annual cash compensation equal to $120,000, the non-Lead Independent Director (“non-Lead Director”) received annual cash compensation equal to $97,500 and the second non-Lead Independent Director (“second non-Lead Director”) received annual cash compensation equal to $95,000. On November 24, 2025, the Board approved stock compensation whereby the Lead Director and each independent director were granted 13,130 restricted stock units, which vest in two equal installments on December 6, 2025 and June 6, 2026.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file initial ownership reports and reports of changes in ownership with the SEC.

To our knowledge, based solely on a review of reports filed electronically with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

TRANSACTIONS WITH RELATED PERSONS

There have been no transactions since January 1, 2024, or currently proposed transactions, in which the Company was or is to be a participant, the amount involved exceeded or would exceed the lesser of $120,000 or one percent of average total assets at the end of the last two completed fiscal years, and a director, executive officer, beneficial owner of more than 5% of a class of voting securities, or an applicable immediate family or household member had or would have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

Related party transactions are subject to the review, approval, and oversight of the Audit Committee. In its review, the Audit Committee is provided with full disclosure of the parties involved in the transaction and considers the relationships amongst the parties and members of our Board of Directors and executive officers.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF KULR TECHNOLOGY GROUP, INC.

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of October 26, 2026 for:

●	each of the Company’s directors, director nominees and named executive officers;

●	all of the Company’s current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Except as indicated by the footnotes below, the Company believes, based on information furnished to it, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Unless otherwise indicated, the business address of each director and executive officer listed below is c/o KULR Technology Group, Inc., 555 Forge River Road, Suite 100, Webster, Texas 77598.

Common-stock beneficial ownership percentages are based on 46,280,543 shares of common stock outstanding on October 26, 2026, excluding treasury shares. Beneficial ownership is determined under SEC rules and includes shares over which a person has or shares voting or investment power and shares the person has a right to acquire within 60 days. Shares subject to those acquisition rights are included in that person’s numerator and denominator, but are not treated as outstanding for other persons’ ownership percentages. Issued restricted shares are not excluded merely because they are unvested. The voting-power column is calculated separately from shares actually entitled to vote at the Record Date and reflects 100 votes for each outstanding Series A voting preferred share.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage Ownership (1)	Percentage Vote with Series A (1)
Michael Mo (2) - CEO and Chairman	2,773,149	5.99%	70.26%
William Walker (3) - CTO	68,214	*	*
Benjamin Andrew Frank (4) - Director	10,000	*	*
Steven Perez (5) – Director	11,250	*	*
Shawn Canter (6) – Former CFO#	326,978	*	*
All directors and executive officers as a group (6 persons) (7)	2,945,570	6.35%	70.34%
Beneficial owners of more than 5%
None

*	Less than 1%
#	Mr. Canter resigned effective May 22, 2026

(1)	The percentage ownership is based on 46,280,543 shares outstanding and entitled to vote. A person is considered to beneficially own any shares (a) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (b) of which such person has the right to acquire beneficial ownership at any time within 60 days through the vesting of restricted equity grants. Shares underlying such equity grants, however, are only considered outstanding for the purpose of computing the percentage ownership of that person and are not considered outstanding when computing the percentage ownership of any other person.
(2)	Consists of 2,598,149 shares held directly by Mr. Mo and 175,000 shares held jointly by Mr. Mo and his spouse, Linda Mo. Does not include a restricted equity awards of 281,250 shares of the Company’s common stock that does not vest or settle within 60 days. Mr. Mo beneficially owns an aggregate of 1,000,000 shares of Non-Convertible Series A Preferred Stock (the “Preferred Stock”). Each share of the Preferred Stock entitles Mr. Mo to votes equal to one hundred votes per share of Preferred Stock held.
(3)	Does not include a restricted equity grant of 104,686 shares of the Company’s common stock that does not vest or settle within 60 days.
(4)	Does not include a restricted equity grant of 10,000 shares of the Company’s common stock that does not vest or settle within 60 days.
(5)	Does not include a restricted equity grant of 10,000 shares of the Company’s common stock that does not vest or settle within 60 days.
(6)	Mr. Canter ceased to be the chief financial officer of the Company, effective May 22, 2026. His beneficial ownership is included per the last Form 4 filed with the SEC on April 17, 2026.
(7)	Excludes the beneficial ownership of Mr. Canter and includes the beneficial ownership of Dr. Michael Kimel, the Chief Financial Officer, and beneficial ownership of Jay Yamamoto, the General Counsel and Corporate Secretary.

HOUSEHOLDING OF MATERIALS

In some instances, only one Notice or set of proxy materials is being delivered to multiple Stockholders sharing an address, unless the Company has received instructions from one or more of the Stockholders to continue to deliver multiple copies. The Company will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a Stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call the Company at (408) 663-5247 or send a written request to KULR Technology Group, Inc., 555 Forge River Road, Suite 100, Webster, Texas 77598, Attention: General Counsel and Corporate Secretary. If you wish to receive a separate copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call the Company at the telephone number or write the Company at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling the Company at the telephone number or writing to the Company at the address listed above.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Rule 14a-8 proposals. To be considered for inclusion in our proxy materials for the 2027 annual meeting, a stockholder proposal under Rule 14a-8 must be received by the Corporate Secretary at our principal executive offices no later than June 29, 2027, which is 120 calendar days before the first anniversary of the date this proxy statement was first released to stockholders. If the 2027 meeting date changes by more than 30 days from the anniversary of this year’s meeting, the deadline will instead be a reasonable time before we begin to print and send the proxy materials. A proposal must also satisfy the other requirements of Rule 14a-8.

Other business and nominations. Under Section 2.12 of our bylaws, advance notice for business or director nominations outside Rule 14a-8 generally must be received between August 19, 2027 and September 18, 2027. Those dates assume the 2027 meeting is no more than 30 days before or 60 days after the December 17 anniversary. If the meeting falls outside that range, the bylaw window is no earlier than 120 days before the meeting and no later than the later of 90 days before the meeting or 10 days after the first public announcement of its date. Stockholders must comply with all applicable bylaw content and eligibility requirements.

Proxy access. Stockholders seeking to include eligible director nominees in the Company’s proxy materials must also satisfy Section 2.13 of the bylaws, including its ownership, nomination and notice requirements. The applicable 2027 submission window is May 30, 2027 through June 29, 2027.

Universal proxy notice. A stockholder intending to solicit proxies for director nominees other than the Company’s nominees must also comply with Rule 14a-19, including its notice, information and solicitation requirements. For a meeting on the December 17 anniversary, the Rule 14a-19 notice deadline is October 18, 2027. If the meeting date changes by more than 30 calendar days from the anniversary, the deadline is the later of 60 calendar days before the meeting or 10 calendar days after the first public announcement of its date. These requirements are in addition to the earlier applicable bylaw deadlines.

A copy of the full text of the Company’s Bylaws may be obtained upon written request to KULR Technology Group, Inc., 555 Forge River Road, Suite 100, Webster, Texas 77598, Attention: General Counsel and Corporate Secretary.

OTHER MATTERS

The Board of Directors knows of no other matter before the Annual Meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

ANNUAL REPORT

The Company’s 2025 Annual Report, which includes financial statements, is available, together with this proxy statement, at http://materials.proxyvote.com/50125G and https://kulr.ai/investors/sec-stock-information/. The Annual Report does not form any part of the material for the solicitations of proxies.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2025 will be provided without charge upon written request to the Corporate Secretary at 555 Forge River Road, Suite 100, Webster, Texas 77598. Stockholders may also request free paper or electronic proxy materials using the methods described in the Notice.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Mo
Michael Mo
Chief Executive Officer and Chairman

The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for a purpose germane to the meeting, during ordinary business hours at the Company’s headquarters at 555 Forge River Road, Suite 100, Webster, Texas 77598, for the ten days ending on the day before the Annual Meeting.

KULR

cooler · lighter · safer

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KULR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04737-P59130 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KULR TECHNOLOGY GROUP, INC.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following: **Vote on Directors**	☐	☐	☐	____________________

1. Election of Directors

Nominees:

01) Michael Mo
02) Benjamin Andrew Frank
03) Steven Perez

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Proposal to ratify the appointment of CBIZ CPAs P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
3. Proposal to approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
4. Proposal to recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

T04738-P59130

KULR TECHNOLOGY GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

December 17, 2026, 12:00 PM Eastern Time

The shareholders hereby appoint Michael Mo and Dr. Michael Kimel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Series A Voting Preferred Stock (the classes vote together; Series A carries 100 votes per share) that the Shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/KULR2026 on December 17, 2026, 12:00 PM Eastern Time and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND FOR 1 YEAR ON PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE